Exhibit 99.1
THIRD AMENDMENT TO
EMPLOYMENT AGREEMENT
THIS AMENDMENT TO EMPLOYMENT AGREEMENT (“Amendment”) is made and effective as of the 30th day of March, 2007 (the “Effective Date”) by and between Navarre Corporation, a Minnesota corporation (the “Company”) and Eric H. Paulson, a resident of the State of Minnesota (“Executive”).
W I T N E S S E T H
WHEREAS, Company and Executive previously entered into that certain Employment Agreement dated November 1, 2001, as amended December 4, 2003 and further amended December 28, 2006 (the “Employment Agreement”);
WHEREAS, the Company and Executive agreed in the December 28, 2006 amendment (the “409A Amendment”) to further amend the Employment Agreement as may be advisable to avoid the imposition of penalties and additional taxes under Section 409A of the Code; and
WHEREAS, the Company, with the authorization of the Compensation Committee of the Board of Directors, and Executive now desire to amend the Employment Agreement pursuant to the terms and conditions set forth herein;
NOW, THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
1. Section 7 of the Employment Agreement is hereby deleted in its entirety and substituted therefor is the following amended and restated Section 7:
“7. Payments and Benefits Upon Retirement. At the completion of Executive’s employment with the Company on March 31, 2007, Executive and his heirs or legal representatives shall be entitled to receive:
(a) IDCP payments pursuant to Section 4(d)(iv);
(b) payment by no later than June 15, 2007 of any Bonus earned pursuant to Section 4(b) for the fiscal year ending March 31, 2007;
(c) payment on March 30, 2007 of all earned but unused vacation pursuant to Company policy;
(d) reimbursement of any unpaid business expense pursuant to Company policy; and
(e) the following retirement payments and benefits, subject where necessary to a six month delay under the 409A Amendment:
(i) Average Annual Compensation (as defined above) for a period of three (3) years ending March 31, 2010, payable pursuant to the Company’s normal payroll schedule;

(ii) Payment of the full premium for continued coverage of Executive and his dependents in the group medical plan provided to the Company’s other officers through March 31, 2010;
(iii) Payment of the full premium for continued coverage of Executive and his dependents in the group dental plan provided to the Company’s other officers through December 31, 2009; and
(iv) Payment of a fixed cash equivalent substitute, equal to the amount of $6,049 per month through March 31, 2010, in lieu of and in full substitution for the following benefits which are hereby discontinued effective March 31, 2007:
payment of dues and assessments for Executive’s social, athletic, golf or country club (Section 4(e)(i));
participation in the Company’s group life, AD&D and disability plans (Section 4(e)(ii);
payment of premiums for Executive’s personal life insurance policies (Section 4(e)(iii);
payment or reimbursement for Executive’s costs of licensing, sales, taxes, property taxes, maintenance, repair, oil, gasoline and insurance for his automobile (Section 4(e)(v); and
continued participation in (i.e. further salary contributions and Company match) the Company’s 401(k) plan (Section 4(e)(vii)).
2. The parties hereto hereby acknowledge and agree that except as expressly amended hereby, the Employment Agreement remains in full force and effect in accordance with its terms, and that this Amendment, together with the Employment Agreement, reflect the entire agreement of the parties hereto.
3. This Agreement may be executed in counterparts, each of which will be deemed an original but all of which will constitute one and the same instrument.
IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

THE COMPANY:		EXECUTIVE:
Navarre Corporation, a Minnesota Corporation
By:	/s/ J. Reid Porter J. Reid Porter, Chief Financial Officer and Executive Vice President	/s/ Eric H. Paulson Eric H. Paulson